UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of

(Commission File Number)

(IRS Employer Identification No.)

incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of TCF Financial Corporation (the “Company”) appointed Barry N. Winslow as a director of the Company, effective July 21, 2008, filling a vacancy created by the expansion of the size of the Board from twelve (12) to thirteen (13) members.  Mr. Winslow was also appointed to serve on the Shareholder Relations/De Novo Expansion Committee of the Board of Directors and will stand for re-election at the 2009 Annual Meeting of Stockholders.

Mr. Winslow is a retired executive officer of the Company.

As a non-employee Director of the Company, Mr. Winslow is eligible to participate in the TCF Financial Director’s Stock Program (the “Program”).  Under the Program, shares of the Company’s common stock are earned in an amount equal to the participant’s annual retainer fee for each fiscal year in which the Company’s financial performance exceeds a stated goal as determined by the Board from time to time.  A description of the Company’s non-employee director compensation can be found under the caption “Compensation of Directors” in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 5, 2008.

A copy of the press release issued by the Company on July 22, 2008, announcing Mr. Winslow’s election as a director is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:  July 22, 2008

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